UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2017

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

240 Route 10 West

Whippany, New Jersey 07981

(973) 887-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 1, 2017, Suburban Propane Partners, L.P. (the “Partnership”) and Suburban Propane, L.P., a wholly-owned subsidiary of the Partnership (the “Operating Partnership”), entered into the First Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of March 3, 2016 (the “Credit Agreement”), with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders named therein (collectively, the “Lenders”).

The following summary does not purport to be a complete summary of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein. Terms used, but not defined, in this Form 8-K have the meanings set forth in the Amendment.

The Amendment, among other things, provides for certain modifications to the terms of the Credit Agreement, including the following: (i) to amend the definition of Applicable Rate to add an additional pricing level of 3.00% for Eurodollar Rate Loans and Letter of Credit Fees, 2.00% for Base Rate Loans and 0.500% for Commitment Fee, which will be applicable when the Total Consolidated Leverage Ratio (as defined in the Credit Agreement) exceeds 5.50:1.00 at the end of the applicable measuring period and (ii) to amend the maximum permitted Total Consolidated Leverage Ratio from 5.50:1.00 at the end of any fiscal quarter to 5.95:1.00 for each fiscal quarter ending in the months of June, September and December 2017, and March and June 2018, 5.75:1.00 for the fiscal quarter ending in the month of September 2018, and 5.50:1.00 for the fiscal quarter ending in the month of December 2018 and for each fiscal quarter thereafter.

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 4, 2017, the Partnership issued a press release (the “Press Release”) describing its Fiscal 2017 Second Quarter Financial Results.  A copy of the Press Release has been furnished as Exhibit 99.1 to this Current Report.

Within the Press Release, we reference net income before deducting interest expense, income taxes, depreciation and amortization (“EBITDA”) which is considered a non-GAAP financial measure.  Additionally, we discuss EBITDA excluding the unrealized net gain or loss from mark-to-market activity for derivative instruments and certain other items (“Adjusted EBITDA”).  Our calculations of EBITDA and Adjusted EBITDA are presented in the Press Release furnished as Exhibit 99.1 to this Current Report.

We provide these non-GAAP financial measures because we believe that they provide the investment community with supplemental measures of operating performance.  In addition, we believe that these non-GAAP financial measures provide useful information to investors and industry analysts to evaluate our operating results.

We also reference gross margins, computed as revenues less cost of products sold as those amounts are reported on the consolidated financial statements.  Since cost of products sold does not include depreciation and amortization expense, the gross margin we reference is considered a non-GAAP financial measure.  Given the nature of our business, the level of profitability in the retail propane, fuel oil, and natural gas and electricity businesses is largely dependent on the difference between retail sales price and product cost.  Therefore, we discuss gross margins in order to provide investors and industry analysts with useful information to facilitate their understanding of the impact of the commodity prices on profitability.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1

First Amendment to the Second Amended and Restated Credit Agreement among Suburban Propane, L.P., Suburban Propane Partners, L.P. and Bank of America, N.A., as Administrative Agent, and the Lenders party thereto, dated May 1, 2017.

99.1	Press Release of Suburban Propane Partners, L.P. dated May 4, 2017, describing the Fiscal 2017 Second Quarter Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 4, 2017	SUBURBAN PROPANE PARTNERS, L.P.

	By:	/s/ MICHAEL A. KUGLIN
	Name:	Michael A. Kuglin
	Title:	Chief Financial Officer & Chief Accounting Officer

EXHIBITS

Exhibit No.	Exhibit
10.1

First Amendment to the Second Amended and Restated Credit Agreement among Suburban Propane, L.P., Suburban Propane Partners, L.P. and Bank of America, N.A., as Administrative Agent, and the Lenders party thereto, dated May 1, 2017.

99.1	Press Release of Suburban Propane Partners, L.P. dated May 4, 2017, describing the Fiscal 2017 Second Quarter Financial Results.